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CERTIFICATE No 01 For Common Shares

Issued to ______

Dated ______, ______

Received Certificate No. ______
For ______ Shares
on ______, ______

From whom transferred

Dated ______, ______

No. Original Certificate	No. of Original Shares	No. of Shares Transferred

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01

ORGANIZED UNDER THE LAWS OF
THE STATE OF DELAWARE

SHARES

MARIPOSA HEALTH, INC.

TOTAL AUTHORIZED TO ISSUE 110,000,000 SHARES
100,000,000 shares of Common Stock, Par Value $.001 per share

This Certifies That ______

is hereby issued ______ Common Stock --- fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D., ______

President

Secretary